CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-186318 on Form N-14 of our report dated February 27, 2013, relating to the financial statements and financial highlights of LKCM Equity Fund (the “Fund”), a series of LKCM Funds, appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2012, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is incorporated by reference in such Registration Statement.

Milwaukee, WI

March 1, 2013